PANNEL KERR FORSTER                                        PKF
                                                           worldwide

                                                    7th Floor, Marine Building,
                                                    355 Burrard St.,
                                                    Vancouver, B.C.
                                                    Canada, V6C 2G8
                                                    Telephone: (604) 687-1231
                                                    Facsimile: (604) 688-4675
PLEASE REFERE TO: A.S. Henshaw
                  File #: 19627.0


October 27, 2000


Board of Directors
Columbia River Resources Inc.
304-856 Homer Street
Vancouver, B.C.  V6B 2W5


Dear Sirs:

We consent to the incorporation in the Form SB-1 Registration Statement of our report dated March 27, 2000 relating to the balance sheet of Columbia River Resources Inc. as at December 31, 1999 and the related statements of operations, stockholders' deficit and cash flows for the year then ended which are part of this Registration Statement and to all references to our firm included in this Registration Statement.




/s/ Pannell Kerr Forster

PANNELL KERR FORSTER
CHARTERED ACCOUNTANTS
Vancouver, Canada

ASH/dm